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                                                                    Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


The Board of Directors
Renco Steel Holdings, Inc. and Subsidiaries;


The audits referred to in our report dated January 29, 1998, included the related financial statement schedule as of October 31, 1997, and for each of the years in the three-year period ended October 31, 1997, included in the Form S-4 Registration Statement under the Securities Act of 1933. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report dated January 21, 1998 and January 29, 1998 included herein and to the reference to our firm under the heading "Experts" in the Form S-4 Registration Statement under the Securities Act of 1933.

KPMG Peat Marwick LLP


Cleveland, Ohio
May 29, 1998